Exhibit (n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” in the Preliminary Prospectus and Statement of Additional Information and to the use of our report dated May 23, 2013 on the May 20, 2013 Statement of Assets and Liabilities of Guggenheim Credit Allocation Fund in the Registration Statement (Form N-2 Registration No. 333-182157) filed with the Securities and Exchange Commission in this Pre-Effective Amendment No. 5 under the Securities Act of 1933.

/s/ Ernst & Young LLP

Chicago, Illinois
June 24, 2013